EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Savings Plan Committee
   Pfizer Savings Plan for
   Employees Resident in Puerto Rico:

We consent to the incorporation by reference in the Registration Statements on Form S-8 dated November 18, 1991 (File No. 33-44053), June 19, 2000 (File No. 333-39610), March 1, 2007 (File No. 333-140987), and October 16, 2009 (File No. 333-162520) of our report dated June 26, 2013, relating to the statements of net assets available for plan benefits of the Pfizer Savings Plan for Employees Resident in Puerto Rico as of December 31, 2012 and 2011, and the related statements of changes in net assets available for plan benefits for each of the years then ended, and the related supplemental Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2012 and Schedule H, Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 2012, which report appears in the December 31, 2012 Annual Report on Form 11-K of the Pfizer Savings Plan for Employees Resident in Puerto Rico.

/s/ KPMG LLP

Memphis, Tennessee
June 26, 2013

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